-------------------------------------------------------------------------------------------------------------------


                                                                                                         Exhibit 11
-------------------------------------------------------------------------------------------------------------------






COMPUTATION OF NET INCOME (LOSS) PER SHARE
-------------------------------------------------------------------------------------------------------------------

                                                         Quarter Ended                      Nine Months Ended
                                               Sept 30, 1996    Sept 30, 1995       Sept 30, 1996     Sept 30, 1995
-------------------------------------------------------------------------------------------------------------------



PRIMARY

Computation of income (loss)
  per common and common
  equivalent share:
 Net income (loss)                               $ (260,003)    $      96,556       $ (1,064,340)       $ (143,614)
                                                 ===========    =============       =============       ===========


 Average shares outstanding                      11,008,838         9,923,466         10,536,556         9,898,059

 Add shares applicable to stock
  options & warrants (1)                                  -           577,674                  -                 -

 Add shares  applicable to stock
  options & warrants prior to
  conversion,  using average market
  price prior to conversion (1)                           -             3,288                  -                 -
                                                 -----------    -------------       -------------       -----------

  Total shares                                   11,008,838        10,504,428         10,536,556         9,898,059
                                                 ===========    =============       =============       ==========

  Per common share:
   Net income (loss) (1)                         $     (0.02)   $        0.01       $      (0.10)       $    (0.01)
                                                 ============   =============       =============       ===========

-------------------------------------------------------------------------------------------------------------------

(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.

(2)      Per share data is shown after the 3-for-1 split.

                                                                                               Exhibit 11-page 2
-------------------------------------------------------------------------------------------------------------------








COMPUTATION OF NET INCOME (LOSS) PER SHARE
-------------------------------------------------------------------------------------------------------------------

                                                            Quarter Ended                        Nine Months Ended
                                               Sept 30, 1996    Sept 30, 1995       Sept 30, 1996     Sept 30, 1995
-------------------------------------------------------------------------------------------------------------------



FULLY DILUTED

Computation of income
 per common and common
 equivalent share:
 Net income (loss)                              $ (260,003)      $    96,556         (1,064,340)       $ (143,614)
                                                ===========      ===========         ===========       ===========


 Average shares outstanding                     11,008,848         9,923,466         10,536,556         9,898,059

 Add shares applicable to stock
  options & warrants (1)                                 -           698,850                  -                 -

 Add shares  applicable to stock
  options & warrants prior to
  conversion,  using average market
  price prior to conversion (1)                          -             3,525                  -                 -
                                                -----------      -----------         -----------       -----------

  Total shares                                  11,008,848        10,625,841         10,536,556         9,898,059
                                                ===========      ===========         ===========       ===========

  Per common share:
   Net income (loss) (1)                        $    (0.02)      $      0.01        $    (0.10)       $    (0.01)
                                                ===========      ===========        ===========       ===========

-------------------------------------------------------------------------------------------------------------------

(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.

(2)      Per share data is shown after the 3-for-1 split.